EX-FILING FEES

Calculation of Filing Fee Table

F-10

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(Form Type)

OSISKO GOLD ROYALTIES LTD

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value	457	(o)	(1)	(1)	$400,000,000	0.0000927	$37,080
	Total Offering Amounts								$37,080
	Total Fees Previously Paid								-
	Total Fee Offsets								-
	Net Fee Due								$37,080

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(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. There are being registered under this Registration Statement such indeterminate number of common shares of the Registrant as shall have an aggregate offering price not to exceed US$400,000,000.